                       Med/Waste Inc. and Subsidiaries

            Exhibit 11 - Computation of Earnings (Loss) Per Share

                                 (Unaudited)





                                                              Three Months Ended June 30, 1996
                                                          ------------------------------------------
                                                            1996                              1995
                                                          ---------                        ---------
 Net income                                              $   96,617                       $    9,725
                                                         ==========                       ==========
 Weighted average shares outstanding                      1,898,014                        1,895,420
                                                         ==========                       ==========
 Net earnings per share                                  $      .05                       $      .01
                                                         ==========                       ==========

                                                                Six Months Ended June 30, 1996
                                                          -------------------------------------------
                                                            1996                              1995
                                                          ---------                         ---------
 Net income (loss)                                       $  184,375                       $ (193,188)
                                                         ==========                       ==========
 Weighted average shares outstanding                      1,895,420                        1,876,845
                                                         ==========                       ==========
 Net earnings (loss) per share                           $      .10                       $     (.10)
                                                         ==========                       ==========